Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Pennsylvania Premium Income Municipal Fund 2
33-58232
811-7482

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment
Management Agreement and to ratify the
selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new investment management agreement
 Common and MuniPreferred shares voting together as a class
  MuniPreferred shares voting together as a class
   For
             8,569,219
                          -
   Against
                308,319
                          -
   Abstain
                225,418
                          -
   Broker Non-Votes
             3,112,168
                          -
      Total
           12,215,124
                          -
To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the current fiscal year   For
           11,926,208
                          -
   Against
                116,021
                          -
   Abstain
                172,895
                          -
      Total
           12,215,124
                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012815.